Contact:
Catherine Taylor
Director of Investor Relations
NetScout Systems, Inc.
978-614-4286
IR@netscout.com

NETSCOUT SYSTEMS RAISES GUIDANCE
FOR FIRST QUARTER OF FISCAL 2008

Record First Quarter Revenue Expected
Estimated Revenue of $27 to $28 Million
Estimated EPS $0.06 to $0.08

WESTFORD, Mass., June 25, 2007– NetScout Systems, Inc. (NASDAQ: NTCT), an industry pacesetter for advanced network and service assurance solutions, today announced revised guidance for its first quarter of fiscal year 2008, ending June 30, 2007.
Total revenue for the first quarter is expected to be in the range of $27 million to $28 million, an increase over the previously issued guidance range of $26 million to $27 million.  This represents year-over-year revenue growth of 15 to 19 percent.
Net income per diluted share is expected to be in the range of $0.06 to $0.08, higher than previously issued guidance of $0.05 to $0.06, based upon preliminary estimates.  This represents year-over-year net income per diluted share growth of 50 to 100%.
“Our singular focus on faster resolution of complex application problems for our enterprise, service provider and government customers, based on our unique CDM and Packet Flow technology, is bearing early fruit.  We believe that this quarter is the beginning of the next stage of our market leadership, marked by market share gain, faster revenue growth, and continued operating margin expansion,” said Anil Singhal, President and CEO of NetScout Systems.  “Based upon preliminary analysis of our first quarter financial forecast we expect record first quarter revenues, exceeding our previously issued guidance, with first quarter EPS one to two cents higher than previously expected.  We are particularly pleased with the strength in bookings because the first quarter is historically a weak quarter for us.  We look forward to describing this success more fully in our earnings release and conference call scheduled for July 26, 2007.”

About NetScout Systems
NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry pacesetter for advanced network and service assurance solutions for over a decade, and counts the world’s largest enterprises, government agencies, and service providers among its customers. Enterprise and government IT organizations deploy NetScout's nGenius® Performance Management System to increase service levels to their users by reducing or preventing service disruptions. Service providers depend on NetScout’s proven IP performance management technology and expertise to protect the quality of their customers’ experience with IP-based services.  NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws.  Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties.  Actual results could differ materially from the forward-looking statements.  Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically.  For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 on file with the Securities and Exchange Commission.  NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2007 NetScout Systems, Inc.  All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.